Exhibit 99.1

NEWS RELEASE

HECLA REPORTS PRELIMINARY SECOND QUARTER PRODUCTION

Silver production increased 14% and gold production increased 96% over Second Quarter 2013

FOR IMMEDIATE RELEASE

July 14, 2014

COEUR D'ALENE, IDAHO -- Hecla Mining Company (NYSE:HL) today announced preliminary production results¹ for the second quarter ending June 30, 2014.

SECOND QUARTER PRODUCTION HIGHLIGHTS

PRODUCTION	SECOND QUARTER 2014	SECOND QUARTER 2013	Increase (Decrease)
Silver	2.5 million silver ounces	2.2 million silver ounces	14%

Gold	43,555 gold ounces	22,226 gold ounces	96%²

Greens Creek	1.7 million silver ounces	2.0 million silver ounces	(15%)

Lucky Friday	820,786 silver ounces	217,096 silver ounces	278%³

Casa Berardi	28,623 gold ounces	6,740 gold ounces (month of June only)	N/A

“During the second quarter production grew for all our metals over the prior year period, as we realized the benefits of the Casa Berardi acquisition and a fully operational Lucky Friday,” said Phillips S. Baker, Jr., Hecla’s President and CEO. “The amount of zinc and lead we produce as a by-product differentiates Hecla from its peers, and significantly improves the economics of our business, particularly in a time of rising metals prices like we recently experienced.”

“The combination of growing production and higher metals prices with approximately $222 million in cash at quarter end, inclusive of warrant proceeds, puts Hecla in a strong position entering the third quarter,” added Mr. Baker.

Hecla expects to report its full second quarter 2014 financial results on July 31, 2014.

(1)	See cautionary statement regarding preliminary statements at the end of this release.
(2)	Increase in gold production due primarily to acquisition of Aurizon Mines Ltd. on June 1, 2013.
(3)	Lucky Friday re-opened in February 2013.

Hecla Mining Company • 1-800-432-5291• hmc-info@hecla-mining.com

OPERATIONS UPDATE

The following table provides the production summary on a consolidated basis for the second quarter and six months ended June 30, 2014 and 2013:

		Second Quarter Ended		Six Months Ended
		June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
PRODUCTION SUMMARY
Silver -	Ounces produced	2,515,836	2,237,845	5,007,687	4,138,861

Gold -	Ounces produced	43,555	22,226	89,823	35,915

Lead -	Tons produced	10,230	7,204	19,864	12,745

Zinc -	Tons produced	17,383	16,129	34,474	30,400

Greens Creek

Greens Creek’s second quarter production of 1.7 million ounces of silver is comparable to first quarter production of 1.8 million ounces and is within the mine’s expected production range. The mill operated at an average of 2,210 tons per day (tpd) for the quarter.

Lucky Friday

Lucky Friday increased silver production by more than 278% over the second quarter of 2013, reflecting the impact of the mine now operating at full production levels. Silver production increased by 17% over the first quarter. The mill operated at an average of 883 tpd for the quarter.

#4 Shaft, a key growth project, is excavated to the 7300 level. The project is more than 68% complete with projected completion in the third quarter of 2016 at a cost of approximately $215 million. As of June 30, 2014, the #4 Shaft team has worked 956 days without a lost-time accident.

Casa Berardi

Casa Berardi’s second quarter gold production of 28,623 ounces is comparable to the first quarter production of 31,259 ounces. Production from the Principal Zone, which is located close to surface, commenced in the second quarter and contributed to record milled tonnage in June of approximately 79,000 tons. Production continued from the 118 Zone, which was commissioned in the third quarter of 2013. The mill operated at an average of 2,335 tpd for the quarter.

The West Mine Shaft project has now reached the shaft bottom. Significant progress was also made during the quarter in the construction of the stations, loading pocket and transfer raises, and project completion is still expected for late in the third quarter of 2014, with commissioning to follow. This new shaft is expected to lower operating costs in future years as the mining horizon deepens and to provide a platform for deeper exploration.

Hecla Mining Company • 1-800-432-5291• hmc-info@hecla-mining.com

WARRANT PROCEEDS

The approximately $222 million cash balance at quarter end includes $14.1 million of proceeds from the exercise in full of the Company’s outstanding Series 1 warrants during the quarter. The final Series 3 warrants expire on August 9, 2014. Hecla expects to use all of these warrant proceeds for the final payment of the Coeur d’Alene Basin environmental settlement during the third quarter.

About Hecla

Hecla Mining Company (NYSE:HL) is a leading low-cost U.S. silver producer with operating mines in Alaska and Idaho, and is a growing gold producer with an operating mine in Quebec, Canada. The Company also has exploration and pre-development properties in five world-class silver and gold mining districts in the U.S., Canada, and Mexico, and an exploration office and investments in early-stage silver exploration projects in Canada.

Cautionary Statements Regarding Preliminary Results

All measures of the Company's second quarter of 2014 financial and operational results and condition contained in the news release, including cash on hand, are preliminary and reflect the Company’s expected second quarter 2014 results as of the date of the news release. Actual reported second quarter 2014 results are subject to management's final review as well as review by the Company's independent registered accounting firm and may vary significantly from those expectations because of a number of factors, including, without limitation, additional or revised information and changes in accounting standards or policies or in how those standards are applied.

Cautionary Statements Regarding Forward Looking Statements

Statements made or information provided in this news release that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and "forward-looking information" within the meaning of Canadian securities laws. Words such as “may”, “will”, “should”, “expects”, “intends”, “projects”, “believes”, “estimates”, “targets”, “anticipates” and similar expressions are used to identify these forward-looking statements. Such forward-looking statements or forward-looking information include statements or information regarding estimates of first quarter 2014 production, cash on hand, expected receipt and uses of the proceeds from warrant exercise, expected completion and total cost of the #4 Shaft at Lucky Friday, and expected completion of shaft infrastructure associated with the West Mine Shaft deepening project at Casa Berardi and the possible impact on production and operating costs as a result of the project. The material factors or assumptions used to develop such forward-looking statements or forward-looking information include that the Company’s plans for development and production will proceed as expected and will not require revision as a result of risks or uncertainties, whether known, unknown or unanticipated, to which the Company’s operations are subject.

Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, expected or implied. These risks and uncertainties include, but are not limited to, metals price volatility, volatility of metals production and costs, litigation, regulatory and environmental risks, operating risks, project development risks, political risks, labor issues, ability to raise financing and exploration risks and results. Refer to the Company's Form 10-K and 10-Q reports for a more detailed discussion of factors that may impact expected future results. The Company undertakes no obligation and has no intention of updating forward-looking statements other than as may be required by law.

For further information, please contact:

800-HECLA91 (800-432-5291)

Investor Relations

Email: hmc-info@hecla-mining.com

Website: www.hecla-mining.com

Hecla Mining Company • 1-800-432-5291• hmc-info@hecla-mining.com

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